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                                                                    Exhibit 10.9

                       FIRST AMENDMENT TO PLEDGE AGREEMENT

          THIS FIRST AMENDMENT TO PLEDGE AGREEMENT ("First Amendment") dated as of [September ___], 2002, by and among OVERHILL FARMS, INC., a Nevada corporation ("Borrower"), OVERHILL L.C. VENTURES, INC., a California corporation ("Ventures"; Borrower and Ventures are collectively referred to as "Pledgors" and each individually as a "Pledgor"), and UNION BANK OF CALIFORNIA, N.A., a California banking corporation ("Bank").

                                    RECITALS

          A. Pursuant to that certain Amended and Restated Loan and Security Agreement of even date herewith by and among Pledgors and Bank (including all annexes, exhibits and schedules thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), which amends and restates in its entirety the Original Loan Agreement (as defined below), Bank has agreed to extend certain financial accommodations to or for the direct or indirect benefit of Pledgors.

          B. Pursuant to that certain Loan and Security Agreement dated November 24, 1999, by and among Pledgors, Overhill Corporation (formerly known as Polyphase Corporation and to be known from and after the effective date of the Spin-Off as Treecon Resources, Inc.), a Nevada corporation ("Polyphase"), and Bank, as amended by the First Amendment to Loan and Security Agreement dated as of August 23, 2000, the Second Amendment to Loan and Security Agreement dated as of January 11, 2002, the Third Amendment to Loan and Security Agreement dated as of June 28, 2002, and the Fourth Amendment to Loan and Security Agreement dated as of September ___, 2002 (said Loan and Security Agreement, as amended, the "Original Loan Agreement"), Pledgors and Polyphase executed and delivered to Bank that certain Pledge Agreement dated as of November 24, 1999 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement"). Pursuant to the Pledge Agreement, among other things, each Pledgor pledged to Bank a first priority Lien on the Pledged Collateral to secure its obligations to Bank under the Original Loan Agreement. All terms capitalized but not defined herein shall have the respective meanings set forth in the Pledge Agreement.

          C. In order to induce Bank to enter into the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) and to induce Bank to extend the financial accommodations as provided for in the Loan Agreement, Pledgors and Bank are entering into this First Amendment, and by doing so, Pledgors will reaffirm and continue in effect the Liens granted by Pledgors under the Pledge Agreement and, to the extent not granted in the Pledge Agreement, will grant the Liens contemplated by this First Amendment.

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          NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

          1. Amendments to Pledge Agreement. Upon the effective date of this First Amendment, the following amendments shall be made to the Pledge Agreement:

              (a) All references in the Pledge Agreement to all Pledgors shall be a reference to Borrower and Overhill Ventures, and all references in the Pledge Agreement to any Pledgeor shall be a reference to Borrower or Overhill Ventures.

              (b) Schedule I to the Pledge Agreement shall be deleted in its entirety and replaced with Schedule I attached hereto as Appendix A.

              (c) [Schedule III to the Pledge Agreement shall be supplemented by Supplement I to Schedule III attached hereto as Appendix B.]

          2. Acknowledgment and Confirmation of Security Interest. Each of Borrower and Ventures hereby confirms and ratifies its prior assignment and grant, and assigns and grants to Bank a continuing, first priority security interest in all of such Pledgor's right, title and interest in, to and under the Pledged Collateral.

          3. Conditions to Effectiveness. This First Amendment shall become effective as of the date hereof when Bank has received executed counterparts of this First Amendment.

          4. Ratification. Except as specifically modified by this First Amendment, the parties hereto acknowledge that the Pledge Agreement shall remain binding upon each Pledgor and Bank, and all provisions of the Pledge Agreement shall remain in full force and effect. Each Pledgor expressly ratifies and affirms its obligations to Bank under the Pledge Agreement, the Loan Agreement and the other Loan Documents.

          5.  Miscellaneous.

              (a) Complete Agreement. The Pledge Agreement, as modified and amended by this First Amendment, together with the Loan Agreement and the other Loan Documents, constitute the complete agreement among the parties hereto and thereto, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties hereto and thereto, with respect to the subject matter hereof or thereof.

              (b) Recitals. The recitals to this First Amendment shall constitute a part of the agreement of the parties hereto.

              (c) Counterparts. This First Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which taken

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     together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.

               (d) Governing Law. THIS FIRST AMENDMENT AND ALL SUBSEQUENT AGREEMENTS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

               (e) No Novation. Except as specifically set forth in this First Amendment, the execution, delivery and effectiveness of this First Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Bank under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                  [Remainder of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to Pledge Agreement to be duly executed and delivered as of the date first written above.

                                    "Pledgors"
                                    OVERHILL FARMS, INC., a Nevada
                                    corporation


                                    By: ___________________________
                                          James Rudis
                                          President and Chief Executive Officer


                                    OVERHILL L.C. VENTURES, INC., a
                                    California corporation


                                    By: ___________________________
                                          James Rudis
                                          President and Chief Executive Officer


                                    "Bank"
                                    UNION BANK OF CALIFORNIA, N.A.


                                    By: ____________________________
                                          Albert R. Joseph
                                          Vice President